SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2004

barnesandnoble.com inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-26063	13-4048787

(Commission File Number)	(IRS Employer Identification No.)

76 Ninth Avenue, New York, NY	10011

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (212) 414-6000

(Former Name or Former Address, if Changed Since Last Report)

     Item 5. Other Events and Required FD Disclosure

     On January 8, 2004, barnesandnoble.com inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), which sets forth the terms and conditions of the proposed acquisition of the Company by B&N.com Acquisition Corp., a newly formed Delaware corporation wholly owned by Barnes & Noble, Inc. (“Barnes & Noble”). The Merger Agreement provides that at the closing of the merger, the holders of the Company’s outstanding common stock, other than Barnes & Noble, B&N.com Holding Corp. and their respective subsidiaries, will receive $3.05 per share in cash for their shares, and the Company will become a privately held company, wholly owned by Barnes & Noble. The closing of the merger is expected in the late first quarter or early second quarter of fiscal 2004, with the exact timing dependent on the review and clearance of necessary filings by the Securities and Exchange Commission. The foregoing description of the merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

     In connection with entering into the Merger Agreement, on January 8, 2004 Barnes & Noble settled the shareholder lawsuits previously filed against the Company and Barnes & Noble with respect to the proposed merger, subject to customary conditions, including court approval.

     The Company issued a press release dated January 8, 2004, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Merger Agreement and settlement of the shareholder lawsuits.

     Item 7. Financial Statements, Financial Information and Exhibits

(c)	Exhibits

2.1	Agreement and Plan of Merger, dated as of January 8, 2004, by and among Barnes & Noble, Inc., B&N.com Holding Corp., B&N.com Acquisition Corp. and barnesandnoble.com inc.

99.1	Press Release of barnesandnoble.com inc., dated January 8, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

barnesandnoble.com inc.
(Registrant)
	By:	/s/ Kevin M. Frain

		Name:	Kevin M. Frain
		Title:	Chief Financial Officer
Date: January 8, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of January 8, 2004, by and among Barnes & Noble, Inc., B&N.com
Holding Corp., B&N.com Acquisition Corp. and barnesandnoble.com inc.

99.1	Press Release of barnesandnoble.com inc., dated January 8, 2004.